UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

Entorian Technologies Inc.
(Exact name of registrant as specified in its charter)

000-50553
(Commission File Number)
Delaware		56-2354935
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
4030 W. Braker Lane, Bldg. 2-100 Austin, Texas 78759
(Address of principal executive offices, with zip code)

(512) 334-0111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 10, 2010, Entorian Technologies Inc. (we, us, or the Company) issued a press release announcing our fourth quarter and full year 2009 results. The full text of the press release is attached as Exhibit No. 99.1 to this Current Report on Form 8-K.  The press release contains forward-looking statements regarding the Company and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

 The information contained in Items 2.02 and 9.01 in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Information

We provide a non-GAAP measure of net income, operating loss, operating expense, gross profit, gross margin and earnings per diluted share on a basis excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles in our earnings release. The presentation is intended to be a supplemental measure of performance.  We have chosen to provide this information to investors because we believe that excluding these charges represents a better basis for the comparison of our current results to the results of our peer companies.   In addition, we believe that it provides a means to highlight the results of core, ongoing operations to investors.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

The non-GAAP financial measures included in the press release have been reconciled to the corresponding GAAP financial measures as required under the rules of the Securities and Exchange Commission (SEC) regarding the use of non-GAAP financial measures.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 10, 2010, we submitted a formal notice to NASDAQ of our decision to voluntary delist our common stock from the NASDAQ Global Market and our intent to file a Form 25 with the SEC and NASDAQ to delist our common stock on or about March 22, 2010, with the delisting taking effect no earlier than ten days thereafter.  As a result, we expect that the last day of trading of our common stock on the NASDAQ Global Market will be on or about April 1, 2010. After the Form 25 is effective, we also intend to terminate the registration of our common stock and suspend our reporting obligations under the Exchange Act by filing a Form 15 with the SEC on or about April 2, 2010.  We are eligible to voluntarily deregister because we have fewer than 300 stockholders of record.  We anticipate that our common stock will be quoted on the Pink Sheets®, an electronic quotation service for over-the-counter securities, and we intend to continue to provide information to our stockholders and to take such actions within our control to enable our common stock to be quoted in the Pink Sheets so that our stockholders will have a place to trade their shares.  There is no guarantee, however, that a broker will continue to make a market in the Company’s common stock and that trading of the Company’s common stock will continue on the Pink Sheets or otherwise.

We expect that the deregistration of our common stock will become effective 90 days after the date of filing the Form 15 with the SEC.  However, our reporting obligations to file certain reports with the SEC, including Forms 10-Q and 8-K, will be immediately suspended upon filing the Form 15.  Other filing requirements will terminate upon effectiveness of deregistration.  We expect to file our 2009 Annual Report on Form 10-K and Proxy Statement on or before March 31, 2010.

The Special Committee of Entorian’s Board of Directors recommended that the Board take this action after careful consideration because it believes that the burdens associated with operating as a registered public company outweigh any advantage to the Company and our stockholders at this time.  The directors believe that this action is in the overall best interests of the Company and its stockholders.

The directors considered numerous factors, including the costs of preparing and filing periodic reports with the SEC; eliminating significant legal, audit and other costs associated with being a reporting company, including the substantial costs and demands on management time relating to the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and NASDAQ listing standards; the limited nature and extent of current trading, and the lack of analyst coverage and minimal liquidity, of the Company’s common stock.  In addition, on March 1, 2010, we received a notice from NASDAQ that the Company is in violation of the minimum market value of publicly held shares required for continued inclusion on the NASDAQ Global Market.  We are joining an increasing number of public companies that are choosing to deregister because of these issues, and our Board of Directors believes that our stockholders are better served by deregistration, which will significantly reduce the burden on the Company’s limited resources.

Item 8.01  Other Events.

On March 10, 2010, we entered into a Stockholders’ Agreement (Agreement) with Austin Ventures, in contemplation of our plan to delist our common stock and file a Form 15 with the SEC.  Under the Agreement, Austin Ventures will give us a right of first refusal to purchase certain shares of our stock that have been offered for purchase to Austin Ventures in the two years following the date of the Agreement.  In addition, Austin Ventures has agreed that it will not transfer shares of our stock to third parties in a manner that would allow these third parties to engage in business combinations that would currently be restricted by Section 203 of the Delaware General Corporation Law, which, following the delisting of our common stock, would no longer apply to us.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1.     Press Release issued March 10, 2010 announcing, among other things, fourth quarter and full year 2009 financial results and the Company’s intent to deregister from the SEC and delist from NASDAQ

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTORIAN TECHNOLOGIES INC.

Date:	March 10, 2010	By:	/s/ Stephanie Lucie
Stephanie Lucie
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.

99.1.	Press Release issued March 10, 2010 announcing, among other things, fourth quarter and full year 2009 financial results and the Company’s intent to deregister from the SEC and delist from NASDAQ